UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 OR 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2012

ADVANT-E CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30983	88-0339012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2434 Esquire Dr., Beavercreek, OH	45431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 937-429-4288

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 3, 2012, the Registrant, via its wholly-owned subsidiary Edict Systems, Inc. (“Tenant”), entered into a lease agreement (“Lease”), effective November 1, 2011 and ending on October 1, 2016, with an entity (“Landlord”) that is wholly-owned by the Registrant’s CEO and majority shareholder, for a building to serve as its corporate office and principal place of business. The Tenant leases the entire 19,000 square feet of the building for $12 per square foot, or $228,000 per year, plus paying all building expenses including interior and exterior maintenance, structural repairs, taxes, insurance, utilities, and all other related expenses.

Also on February 3, 2012, the Registrant, the Tenant, and the Landlord entered into an agreement, effective November 1, 2011, requiring the approval by more than 75% of the shareholders of the Registrant in order to alter or amend the terms and conditions of the Lease.

ITEM 9.01(d) EXHIBITS.

Exhibit Number	Description	Method of Filing

10.1	Commercial Lease Agreement (Ohio) between Jon Asian, LLC and Edict Systems, Inc.	Filed Herewith

10.2	Agreement between Jon Asian, LLC, Edict Systems, Inc., and Advant-e Corporation	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advant-e Corporation (Registrant)

February 6, 2012	By:	/s/ Jason K. Wadzinski
Jason K. Wadzinski
Chief Executive Officer